UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES ACT OF 1934

Date of report (Date of earliest event reported): February 9, 2012

Kennametal Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	1-5318	25-0900168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

World Headquarters 1600 Technology Way P.O. Box 231 Latrobe, Pennsylvania	15650-0231
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 539-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the fling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

On February 14, 2012, Kennametal Inc., a Pennsylvania corporation (“Kennametal” or the “Company”), completed the public offer and sale of $300,000,000 aggregate principal amount of its 3.875% Senior Notes due 2022 (the “Notes”). The net proceeds to the Company from the sale of the Notes, after deducting the Underwriters’ discount and the estimated offering expenses payable by Kennametal, are approximately $296.7 million. Kennametal intends to use the proceeds to repay its outstanding 7.20% Senior Notes due 2012. Pending such use, the proceeds will be used to repay outstanding indebtedness under Kennametal’s revolving credit facility and for general corporate purposes.

The Notes were sold pursuant to an Underwriting Agreement dated February 9, 2012 (the “Underwriting Agreement”) by and among the Company and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBS Securities Inc., as representatives of the several underwriters named in Schedule 1 thereto (the “Underwriters”). The Underwriting Agreement contains customary representations, warranties and covenants by Kennametal. It also provides for customary indemnification by each of Kennametal and the Underwriters against certain liabilities and customary contribution provisions with respect of those liabilities.

From time to time, in the ordinary course of their respective businesses, certain of the Underwriters and their affiliates have engaged in and may in the future engage in commercial banking, derivatives and/or financial advisory, investment banking and other commercial transactions and services with Kennametal and its affiliates.

The Notes were issued pursuant to an Indenture dated February 14, 2012 (the “Base Indenture”) between Kennametal and U.S. Bank National Association (“U.S. Bank”), as trustee, as supplemented by the First Supplemental Indenture dated February 14, 2012 (the “Supplemental Indenture”) between Kennametal and U.S. Bank, as trustee. Kennametal may issue additional debt securities from time to time pursuant to the Base Indenture.

The foregoing description of the Underwriting Agreement, the Base Indenture and the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of such documents, copies of which and the form of the Note are filed as Exhibits 1.1, 4.1, 4.2 and 4.3, respectively, to this report on Form 8-K, and are incorporated herein by reference and are incorporated by reference into the Registration Statement.

Item 2.03. Creation of Direct Financial Obligation.

The information set forth in Item 1.01 above with respect to the Notes, the Base Indenture and the Supplemental Indenture is incorporated by reference into this Item 2.03 insofar as it relates to the creation of a direct financial obligation.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated February 9, 2012 among Kennametal Inc. and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBS Securities Inc., as representatives of the several underwriters named in Schedule 1 thereto

4.1	Indenture dated February 14, 2012 between Kennametal Inc. and U.S. Bank National Association

4.2	First Supplemental Indenture dated February 14, 2012 between Kennametal Inc. and U.S. Bank National Association

4.3	Form of 3.875% Note due 2022 (form included in First Supplemental Indenture being filed herewith as Exhibit 4.2)

5.1	Opinion of Buchanan Ingersoll & Rooney PC

23.1	Consent of Buchanan Ingersoll & Rooney PC (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2012

Kennametal Inc.

By:	/s/ Kevin G. Nowe
Kevin G. Nowe
Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated February 9, 2012 among Kennametal Inc. and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBS Securities Inc., as representatives of the several underwriters named in Schedule 1 thereto

4.1	Indenture dated February 14, 2012 between Kennametal Inc. and U.S. Bank National Association

4.2	First Supplemental Indenture dated February 14, 2012 between Kennametal Inc. and U.S. Bank National Association

4.3	Form of 3.875% Note due 2022 (form included in First Supplemental Indenture being filed herewith as Exhibit 4.2)

5.1	Opinion of Buchanan Ingersoll & Rooney PC

23.1	Consent of Buchanan Ingersoll & Rooney PC (included in Exhibit 5.1)